Exhibit 3.56
[ILLEGIBLE]
ARTICLES OF INCORPORATION
OF
ALLIED WASTE INDUSTRIES (NEW MEXICO), INC.

(NAME OF CORPORATION)
The undersigned, acting as incorporator(s) to form a corporation under the New Mexico Business Corporation Act (53-11-1 to 53-18-12 NMSA 1978), adopts the following Articles of incorporation for such corporation:
FIRST: The corporate name of the corporation is Allied Waste Industries (New Mexico), Inc.
.
SECOND: The period its duration is perpetual.
THIRD: The purpose of purpose for which the corporation is organized are:
(1)	To operate a solid waste management company; and

(2)	To engage in other lawful business activities as directed by the Board of Directors.
FOURTH: The aggregate number of shares which the corporation shall have authority to issue is:
(ATTACH SCHEDULE, IF NEEDED)
NUMBER

1,000	Common	No Par Value
FIFTH: Any provision limiting or denying to shareholders the preemptive right to acquire unissued or treasury shares, or securities convertible into such shares or carrying a right to subscribe to or to acquire shares is:
The Shareholders of common stock shall have the preemptive right to acquire unissued or treasury shares, or securities convertible into such shares or carrying a right to subscribe to or to acquire shares.
(N. M. — 1794)

SIXTH: The name of its initial registered agent and the street address and city of the initial registered office in New Mexico are:

NAME	ADDRESS
(Post Office Box unacceptable unless geographical location is given)
C T CORPORATION SYSTEM
119 EAST MARCY
Santa Fe, New Mexico 87501
SEVENTH: The number of directors constituting the initial board of directors is 3 and the names and addresses of the persons who have consented to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify are:

NAME	ADDRESS
Thomas H. VanWeelden	7201 East Camelback Road, Suite #375 Scottsdale, Arizona 85251

Daniel J. Ivan	7201 East Camelback Road, Suite #375 Scottsdale, Arizona 85251

Larry D. Henk	7201 East Camelback Road, Suite #375 Scottsdale, Arizona 85251
EIGHTH: The name and address of each incorporator is:

NAME	ADDRESS
Maria E. Beele, Legal Assistant	Allied Waste Industries, Inc. 935 West 175th Street, Suite #200 Homewood, Illinois 60430
DATED: May 16, 1995

/s/ Maria E. Beele

Signature of Incorporator(s)
(FILE DUPLICATE ORIGINALS)
(N. M. — 1794)